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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-46183

[LOGO OF INTERNATIONAL                                 [LOGO OF OHM CORPORATION]
 TECHNOLOGY CORPORATION]

     2790 MOSSIDE BOULEVARD                           16046 U.S. ROUTE 224 EAST
MONROEVILLE, PENNSYLVANIA 15146                           FINDLAY, OHIO 45840

          SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS DATED MAY 11, 1998

                                 May 12, 1998

To the Stockholders of International Technology Corporation and the Shareholders of OHM Corporation:

  The purpose of this Supplement is to inform you that the record dates to determine those persons eligible to vote at the ITC Special Meeting and the OHM Special Meeting, each of which was originally set for Monday, May 11, 1998, have been changed to Wednesday, May 20, 1998. All references to the ITC Record Date and the OHM Record Date in the enclosed Proxy Statement/Prospectus shall be superseded by this updated information. Certain capitalized terms herein shall have the meanings given to such terms in the enclosed Proxy Statement/Prospectus.

Sincerely,

/s/ Anthony J. DeLuca

Anthony J. DeLuca
Chief Executive Officer and President
International Technology Corporation
OHM Corporation

  THE DATE OF THIS SUPPLEMENT IS MAY 12, 1998. THIS SUPPLEMENT IS FIRST BEING
   MAILED TO STOCKHOLDERS OF ITC AND SHAREHOLDERS OF OHM ON OR ABOUT MAY 13,
                                     1998.